Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group or have acted as a group.

Dated: April 13, 2017

RYE PARENT CORP.

By:	/s/ Joachim Creus
Name:	Joachim Creus
Title:	President

RYE MERGER SUB, INC.

By:	/s/ Joachim Creus
Name:	Joachim Creus
Title:	President

RYE PARENT HOLDINGS CORP.

By:	/s/ Joachim Creus
Name:	Joachim Creus
Title:	President

RYE HOLDINGS I INC.

By:	/s/ Joachim Creus
Name:	Joachim Creus
Title:	President

JAB FOREST B.V.
JAB HOLDINGS B.V.
DONATA HOLDINGS B.V.

By:	/s/ Joachim Creus
Name:	Joachim Creus
Title:	Managing Director

JAB INVESTMENTS S.À R.L.
JAB HOLDING COMPANY S.À R.L.

By:	/s/ Joachim Creus
Name:	Joachim Creus
Title:	Manager

AGNATEN SE
LUCRESCA SE

By:	/s/ Joachim Creus
Name:	Joachim Creus
Title:	Authorized Representative